Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q4 and Year-End 2023 Results

New York, NY – March 7, 2024 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter and year ended December 31, 2023.

Business Update

After the volatile and difficult market environment of 2022, we hoped had 2023 would lead to improved markets, helping to recover both Silvercrest’s discretionary assets under management (“AUM”) as well as top line revenue. The year 2023 was unusual. Equity market gains were highly concentrated in a handful of large cap technology companies. As a result of such narrow leadership and economic uncertainty, during the third quarter 2023 earnings call, I stated we could face challenging market conditions at Silvercrest for another year. During the fourth quarter of 2023, company participation in equity market gains broadened significantly. Progress has continued into 2024, setting the stage for a better environment for our business.

During the fourth quarter of 2023, Silvercrest’s discretionary AUM rose by $1.4 billion, or 6.8%, to $21.9 billion. Silvercrest’s total AUM increased by $2.1 billion, or by 6.7%, to $33.3 billion during the fourth quarter. For 2023, Silvercrest’s discretionary AUM increased by $1.0 billion, or 4.8%. Our total AUM increased during 2023 by 15.2%, or $4.4 billion, to $33.3 billion from $28.9 billion at the end of 2022. The total 2023 increase was attributable to market appreciation of $3.8 billion and net client inflows of $0.6 billion.

Silvercrest's revenue for the year, however, significantly lagged increases in assets under management due to broad market gains concentrated in the fourth quarter of 2023. Silvercrest primarily bills quarterly in advance. Revenue decreased by $5.8 million, or 4.7%, to $117.4 million for 2023 from $123.2 million for 2022. This decrease was driven by market depreciation in prior years, partially offset by market appreciation and net client inflows during 2023. Revenue for the fourth quarter of 2023 was flat year over year.

Our financial results in the fourth quarter also were negatively affected by adjustments to total compensation for 2023, with total recurring cash compensation as a percentage of revenue rising to 59% from Silvercrest’s typical interim accrual rate of 55%. Silvercrest completed the year with Adjusted EBITDA1 of $26.9 million or 22.9% of revenue, down from $32.0 million or 26.0% of revenue in 2022. Adjusted Diluted Earnings per Share1,2 for 2023 was $1.12, down from $1.35 in 2022. For the fourth quarter, Adjusted EBITDA1 was $2.6 million or 9.0% of revenue, down from $4.4 million or 15.6% of revenue in the fourth quarter of 2022. Adjusted Diluted Earnings per Share1,2 for the fourth quarter was $0.07, down from $0.15 in the fourth quarter of 2022. With AUM increases during the fourth quarter and so far in 2024, we expect a better environment in 2024.

Silvercrest's pipeline of new business opportunities have significantly improved since the fourth quarter of 2023. While the institutional search environment remains slow, Silvercrest’s actionable institutional business pipeline has increased to $735 million. Silvercrest’s outsourced chief investment officer (OCIO) AUM has risen to $1.7 billion, which includes a new small college endowment. The OCIO pipeline has increased to $585 million, and our consultant relationships have strengthened.

Silvercrest has never been busier with new initiatives. We are focused on those new opportunities, as well as investments to drive future growth in the business, including value-added hires.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

Fourth Quarter 2023 Highlights

•
Total AUM of $33.3 billion, inclusive of discretionary AUM of $21.9 billion and non-discretionary AUM of $11.4 billion at December 31, 2023.
•
Revenue of $28.5 million.
•
U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net loss and net loss attributable to Silvercrest of $0.6 million and $0.4 million, respectively.
•
Basic and diluted net loss per share of $0.05 and $0.04, respectively.
•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)1 of $2.6 million.
•
Adjusted net income1 of $1.0 million.
•
Adjusted basic and diluted earnings per share1, 2 of $0.08 and $0.07, respectively.

The table below presents a comparison of certain GAAP and non-GAAP (“Adjusted”) financial measures and AUM.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands except as indicated)	2023	2022	2023	2022
Revenue	$28,542	$28,492	$117,410	$123,217
(Loss) income before other income (expense), net	$(969)	$4,121	$18,819	$38,562
Net (loss) income	$(642)	$3,281	$15,183	$30,793
Net (loss) income margin	(2.2)%	11.5%	12.9%	25.0%
Net (loss) income attributable to Silvercrest	$(411)	$2,057	$9,094	$18,828
Net (loss) income per basic share	$(0.05)	$0.22	$0.96	$1.92
Net (loss) income per diluted share	$(0.04)	$0.22	$0.96	$1.92
Adjusted EBITDA[1]	$2,581	$4,436	$26,878	$32,021
Adjusted EBITDA Margin[1]	9.0%	15.6%	22.9%	26.0%
Adjusted net income[1]	$1,049	$2,193	$16,104	$19,682
Adjusted basic earnings per share[1,2]	$0.08	$0.16	$1.16	$1.40
Adjusted diluted earnings per share[1,2]	$0.07	$0.15	$1.12	$1.35
Assets under management at period end (billions)	$33.3	$28.9	$33.3	$28.9
Average assets under management (billions)[3]	$32.3	$28.2	$31.1	$30.6
Discretionary assets under management (billions)	$21.9	$20.9	$21.9	$20.9

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three and twelve months ended December 31, 2023 are based on the number of shares of Class A common stock and Class B common stock outstanding as of December 31, 2023. Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units, and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $33.3 Billion

Silvercrest’s discretionary assets under management increased by $1.0 billion, or 4.8%, to $21.9 billion at December 31, 2023, from $20.9 billion at December 31, 2022. The increase was attributable to market appreciation of $2.1 billion partially offset by net client outflows of $1.1 billion. Silvercrest’s total AUM increased by $4.4 billion, or 15.2%, to $33.3 billion at December 31, 2023, from $28.9 billion at December 31, 2022. The increase was attributable to market appreciation of $3.8 billion and net client inflows of $0.6 billion.

Silvercrest’s discretionary assets under management increased by $1.4 billion, or 6.8%, to $21.9 billion at December 31, 2023, from $20.5 billion at September 30, 2023. The increase was attributable to market appreciation of $1.8 billion partially offset by net client outflows of $0.4 billion. Silvercrest’s total AUM increased by $2.1 billion, or 6.7%, to $33.3 billion at December 31, 2023, from $31.2 billion at September 30, 2023. The increase was attributable to market appreciation of $2.5 billion partially offset by net client outflows of $0.4 billion.

Fourth Quarter 2023 vs. Fourth Quarter 2022

Revenue increased by $0.1 million, or 0.2%, to $28.5 million for the three months ended December 31, 2023, from $28.4 million for the three months ended December 31, 2022. This increase was driven by market appreciation in discretionary assets under management.

Total expenses increased by $5.1 million, or 21.1%, to $29.5 million for the three months ended December 31, 2023, from $24.4 million for the three months ended December 31, 2022. Compensation and benefits expense increased by $4.0 million, or 21.2%, to $22.7 million for the three months ended December 31, 2023, from $18.7 million for the three months ended December 31, 2022. The increase was primarily attributable to increases in bonuses of $3.5 million, salaries and benefits of $0.3 million primarily as a result of merit-based increases and newly hired staff and an increase in equity-based compensation of $0.2 million due to the granting of additional restricted stock units (“RSUs”). General and administrative expenses increased by $1.1 million, or 20.8%, to $6.8 million for the three months ended December 31, 2023, from $5.7 million for the three months ended December 31, 2022. This was primarily attributable to an adjustment to the fair value of contingent consideration related to the Cortina Acquisition of ($0.8) million recorded during the three months ended December 31, 2022, an increase in the adjustment to the fair value of contingent consideration related to the Neosho Acquisition of $0.3 million, increases in occupancy and related costs of $0.1 million and charitable donations of 0.1 million, partially offset by a decrease in professional fees of $0.2 million.

Consolidated net loss was $0.6 million for the three months ended December 31, 2023, as compared to consolidated net income of $3.3 million for the same period in the prior year. Net loss attributable to Silvercrest was $0.4 million, or $0.05 per basic share and $0.4 per diluted share for the three months ended December 31, 2023. Our Adjusted Net Income1 was $1.0 million, or $0.08 per adjusted basic share and $0.07 per adjusted diluted share2 for the three months ended December 31, 2023.

Adjusted EBITDA1 was $2.6 million, or 9.0% of revenue for the three months ended December 31, 2023, as compared to $4.4 million or 15.6% of revenue for the same period in the prior year.

Year Ended December 31, 2023 vs. Year Ended December 31, 2022

Revenue decreased by $5.8 million, or 4.7%, to $117.4 million for the twelve months ended December 31, 2023, from $123.2 million for the twelve months ended December 31, 2022. This decrease was driven by market depreciation in prior years, partially offset by market appreciation and net client inflows during 2023.

Total expenses increased by $13.9 million, or 16.5%, to $98.6 million for the twelve months ended December 31, 2023, from $84.7 million for the twelve months ended December 31, 2022. Compensation and benefits expense increased by $1.0 million, or 1.4%, to $72.6 million for the twelve months ended December 31, 2023, from $71.6 million for the twelve months ended December 31, 2022. The increase was primarily attributable to increases in equity-based compensation expense of $0.5 million due to an increase in the number of unvested restricted stock units and unvested non-qualified stock options outstanding and an increase in salaries and benefits expense of $1.3 million primarily as a result of merit-based increases and newly hired staff, partially offset by a decrease in the accrual for bonuses of $0.8 million. General and administrative expenses increased by $12.9 million, or 99.1%, to $26.0 million for the twelve months ended December 31, 2023, from $13.0 million for the twelve months ended December 31, 2022. The increase was primarily attributable to increases in the fair value of contingent consideration related to the Cortina Acquisition and the Neosho Acquisition of $11.8 million and $0.3 million, respectively, portfolio and systems expenses of $0.5 million, occupancy and related costs of $0.2 million, marketing costs of $0.2 million, depreciation and amortization of $0.1 million and office expense of $0.1 million. These increases were partially offset by decreases in professional fees of $0.1 million, sub-advisory and referral fees of $0.1 million and telephone and internet costs of $0.1 million.

Consolidated net income was $15.2 million, or 12.9% of revenue for the twelve months ended December 31, 2023, as compared to consolidated net income of $30.8 million, or 25.0% of revenue for the same period in the prior year. Net income attributable to Silvercrest was $9.1 million, or $0.96 per basic and diluted share for the twelve months ended December 31, 2023. Our Adjusted Net Income1 was $16.1 million, or $1.16 per adjusted basic share and $1.12 per adjusted diluted share2 for the twelve months ended December 31, 2023.

Adjusted EBITDA1 was $26.9 million or 22.9% of revenue for the twelve months ended December 31, 2023, as compared to $32.0 million or 26.0% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $70.3 million at December 31, 2023, compared to $77.4 million at December 31, 2022. As of December 31, 2023, there was $2.7 million outstanding under our term loan with City National Bank and nothing outstanding on our revolving credit facility with City National Bank.

Silvercrest Asset Management Group Inc.’s total equity was $85.0 million at December 31, 2023. We had 9,478,997 shares of Class A common stock outstanding and 4,431,105 shares of Class B common stock outstanding at December 31, 2023.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•
We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.
•
Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.
•
Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.
•
Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested RSUs and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on March 8, 2024, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743 or for international listeners the call may be accessed by dialing 1-412-317-5723. A live, listen-only webcast will also be available via the investor relations section of www.silvercrestgroup.com. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This release contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to: incurrence of net losses; fluctuations in quarterly and annual results; adverse economic or market conditions; our expectations with respect to future levels of assets under management, inflows and outflows; our ability to retain clients; our ability to maintain our fee structure; our particular choices with regard to investment strategies employed; our ability to hire and retain qualified investment professionals; the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation; failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct; our expected tax rate; and our expectations with respect to deferred tax assets, adverse economic or market conditions, including the continued adverse effects of the coronavirus pandemic; incurrence of net losses; adverse effects of management focusing on implementation of a growth strategy; failure to develop and maintain the Silvercrest brand; and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022, which is accessible on the U.S. Securities and Exchange Commission’s website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	Year Ended December 31,
	2023	2022
	(Unaudited)
Revenue
Management and advisory fees	$112,794	$118,725
Performance fees	—	2
Family office services	4,616	4,490
Total revenue	117,410	123,217
Expenses
Compensation and benefits	72,619	71,610
General and administrative	25,972	13,045
Total expenses	98,591	84,655
Income before other (expense) income, net	18,819	38,562
Other (expense) income, net
Other (expense) income, net	76	260
Interest income	946	24
Interest expense	(421)	(416)
Equity income from investments	73	(31)
Total other (expense) income, net	674	(163)
Income before provision for income taxes	19,493	38,399
Provision for income taxes	(4,310)	(7,606)
Net income	15,183	30,793
Less: net income attributable to non-controlling interests	(6,089)	(11,965)
Net income attributable to Silvercrest	$9,094	$18,828
Net income per share:
Basic	$0.96	$1.92
Diluted	$0.96	$1.92
Weighted average shares outstanding:
Basic	9,431,404	9,792,928
Diluted	9,464,339	9,821,441

Exhibit 2

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the Three Months Ended December 31,
	2023	2022
	(Unaudited)
Revenue
Management and advisory fees	$27,349	$27,225
Family office services	1,193	1,267
Total revenue	28,542	28,492
Expenses
Compensation and benefits	22,674	18,709
General and administrative	6,837	5,662
Total expenses	29,511	24,371
(Loss) income before other (expense) income, net	(969)	4,121
Other (expense) income, net
Other (expense) income, net	45	141
Interest income	525	12
Interest expense	(107)	(146)
Unrealized gain/loss	—	3
Equity income from investments	73	(31)
Total other (expense) income, net	536	(21)
(Loss) income before provision for income taxes	(433)	4,100
Provision for income taxes	(209)	(819)
Net (loss) income	(642)	3,281
Less: net loss (income) attributable to non-controlling interests	231	(1,224)
Net (loss) income attributable to Silvercrest	$(411)	$2,057
Net (loss) income per share:
Basic	$(0.05)	$0.22
Diluted	$(0.04)	$0.22
Weighted average shares outstanding:
Basic	9,368,579	9,603,073
Diluted	9,368,579	9,635,047

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of non-GAAP financial measure:
Net (loss) income	$(642)	$3,281	$15,183	$30,793
Provision for income taxes	209	819	4,310	7,606
Delaware Franchise Tax	50	50	200	200
Interest expense	107	146	421	416
Interest income	(525)	(12)	(946)	(24)
Depreciation and amortization	1,002	979	4,014	3,883
Equity-based compensation	580	360	1,627	1,149
Other adjustments (A)	1,800	(1,187)	2,069	(12,002)
Adjusted EBITDA	$2,581	$4,436	$26,878	$32,021
Adjusted EBITDA Margin	9.0%	15.6%	22.9%	26.0%
(a)
Other adjustments consist of the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Acquisition costs (a)	$—	$5	$5	$37
Severance	52	—	71	13
Other (b)	1,748	(1,192)	1,993	(12,052)
Total other adjustments	$1,800	$(1,187)	$2,069	$(12,002)
(a)
For the twelve months ended December 31, 2023, represents professional fees of $5 related to the acquisition of Cortina. For the three months ended December 31, 2022, represents professional fees of $5 related to the acquisition of Cortina. For the twelve months ended December 31, 2022, represents insurance costs of $22 and professional fees of $15 related to the acquisition of Cortina.
(b)
For the three months ended December 31, 2023, represents a variable compensation payment of $1,667 related to the difference between the number of non-qualified stock options granted to an existing Class B unit holder as determined using the Black-Scholes method inclusive and exclusive of the expected annual dividend yield input, an adjustment to the fair value of the tax receivable agreement of ($38), an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, software implementation costs of $7, a fair value adjustment to the Neosho contingent purchase price consideration of $24, professional fees related to a transfer pricing project of $37 and legal fees related to the startup of a fund of $2. For the twelve months ended December 31, 2023, represents a variable compensation payment of $1,667 related to the difference between the number of non-qualified stock options granted to an existing Class B unit holder as determined using the Black-Scholes method inclusive and exclusive of the expected annual dividend yield input, an adjustment to the fair value of the tax receivable agreement of $2, an ASC 842 rent adjustment of $192 related to the amortization of property lease incentives, moving costs of $35, software implementation costs of $35, professional fees related to a transfer pricing project of $37, legal fees related to the startup of a fund of $2, a fair value adjustment to the Neosho contingent purchase price consideration of $24 and a fair value adjustment to the Cortina contingent purchase price consideration of ($2). For the three months ended December 31, 2022, represents a fair value adjustment to the Cortina contingent purchase price consideration of ($838), fair value adjustment to the Neosho contingent purchase price consideration of ($299), a fair value adjustment to the tax receivable agreement of ($109), an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives and system implementation costs of $6. For the twelve months ended December 31, 2022, represents a fair value adjustment to the Cortina contingent purchase price consideration of ($11,781), a fair value adjustment to the Neosho contingent purchase price consideration of ($299), an adjustment to the fair value of the tax receivable agreement of ($202), an ASC 842 rent adjustment of $192 related to the amortization of property lease incentives, expenses related to obtaining a business license of $26, system implementation costs of $6 and expenses related to the Coronavirus pandemic of $6.

Exhibit 4

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of non-GAAP financial measure:
Net (loss) income	$(642)	$3,281	$15,183	$30,793
Consolidated GAAP Provision for income taxes	209	819	4,310	7,606
Delaware Franchise Tax	50	50	200	200
Other adjustments (A)	1,800	(1,187)	2,069	(12,002)
Adjusted earnings before provision for income taxes	1,417	2,963	21,762	26,597
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(368)	(770)	(5,658)	(6,915)

Adjusted net income	$1,049	$2,193	$16,104	$19,682

GAAP net (loss) income per share (B):
Basic	$(0.05)	$0.22	$0.96	$1.92
Diluted	$(0.04)	$0.22	$0.96	$1.92

Adjusted earnings per share/unit (B):
Basic	$0.08	$0.16	$1.16	$1.40
Diluted	$0.07	$0.15	$1.12	$1.35

Shares/units outstanding:
Basic Class A shares outstanding	9,479	9,560	9,479	9,560
Basic Class B shares/units outstanding	4,431	4,545	4,431	4,545
Total basic shares/units outstanding	13,910	14,105	13,910	14,105

Diluted Class A shares outstanding (C)	9,515	9,592	9,515	9,592
Diluted Class B shares/units outstanding (D)	4,820	5,011	4,820	5,011
Total diluted shares/units outstanding	14,335	14,603	14,335	14,603
(A)
See A in Exhibit 2.
(B)
GAAP earnings per share is strictly attributable to Class A shareholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.
(C)
Includes 35,554 and 31,974 unvested restricted stock units at December 31, 2023 and 2022, respectively.
(D)
Includes 240,998 and 212,927 unvested restricted stock units at December 31, 2023 and 2022, respectively, and 147,506 and 252,904 unvested non-qualified options at December 31, 2023 and 2022, respectively.

Exhibit 5

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition
(Unaudited and in thousands)

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$70,301	$77,432
Investments	219	146
Receivables, net	9,526	9,118
Due from Silvercrest Funds	558	577
Furniture, equipment and leasehold improvements, net	7,422	5,021
Goodwill	63,675	63,675
Operating lease assets	19,612	23,653
Finance lease assets	330	342
Intangible assets, net	18,933	21,349
Deferred tax asset—tax receivable agreement	5,034	6,915
Prepaid expenses and other assets	3,964	4,447
Total assets	$199,574	$212,675
Liabilities and Equity
Accounts payable and accrued expenses	$1,990	$1,704
Accrued compensation	37,371	39,734
Borrowings under credit facility	2,719	6,337
Operating lease liabilities	26,277	29,552
Finance lease liabilities	336	344
Deferred tax and other liabilities	9,071	9,172
Total liabilities	77,764	86,843
Commitments and Contingencies (Note 10)
Equity
Preferred Stock, par value $0.01, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01, 50,000,000 shares authorized; 10,287,452 and 9,478,997 issued and outstanding, respectively, as of December 31, 2023; 10,068,369 and 9,559,587 issued and outstanding, respectively, as of December 31, 2022	103	101
Class B Common Stock, par value $0.01, 25,000,000 shares authorized; 4,431,105 and 4,545,380 issued and outstanding as of December 31, 2023 and 2022, respectively	43	44
Additional Paid-In Capital	55,809	53,982
Treasury stock, at cost, 808,455 and 508,782 shares as of December 31, 2023 and 2022, respectively	(15,057)	(9,295)
Accumulated other comprehensive income (loss)	(12)	—
Retained earnings	41,851	39,761
Total Silvercrest Asset Management Group Inc.’s equity	82,737	84,593
Non-controlling interests	39,073	41,239
Total equity	121,810	125,832
Total liabilities and equity	$199,574	$212,675

Exhibit 6

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended December 31,		% Change from December 31,
	2023	2022	2022
Beginning assets under management	$31.2	$27.4	13.9%

Gross client inflows	0.9	1.0	-10.0%
Gross client outflows	(1.3)	(1.0)	30.0%
Net client flows	(0.4)	—	-100.0%

Market appreciation	2.5	1.5	66.7%
Ending assets under management	$33.3	$28.9	15.2%

	Year Ended December 31,		% Change from December 31,
	2023	2022	2022
Beginning assets under management	$28.9	$32.3	-10.5%

Gross client inflows	5.4	6.4	-15.6%
Gross client outflows	(4.8)	(6.3)	-23.8%
Net client flows	0.6	0.1	500.0%

Market appreciation/(depreciation)	3.8	(3.5)	208.6%
Ending assets under management	$33.3	$28.9	15.2%

Exhibit 7

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change from December 31,
	2023	2022	2022
Beginning assets under management	$20.5	$19.4	5.7%

Gross client inflows	0.7	0.9	-22.2%
Gross client outflows	(1.1)	(0.8)	37.5%
Net client flows	(0.4)	0.1	-500.0%

Market appreciation	1.8	1.4	28.6%
Ending assets under management	$21.9	$20.9	4.8%

	Twelve Months Ended December 31,		% Change from December 31,
	2023	2022	2022
Beginning assets under management	$20.9	$25.1	-16.7%

Gross client inflows	3.0	4.4	-31.8%
Gross client outflows	(4.1)	(5.8)	-29.3%
Net client flows	(1.1)	(1.4)	-21.4%

Market appreciation/(depreciation)	2.1	(2.8)	175.0%
Ending assets under management	$21.9	$20.9	4.8%

Exhibit 8

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change from December 31,
	2023	2022	2022
Beginning assets under management	$10.7	$8.0	33.8%

Gross client inflows	0.2	0.1	100.0%
Gross client outflows	(0.2)	(0.2)	0.0%
Net client flows	—	(0.1)	100.0%

Market appreciation	0.7	0.1	600.0%
Ending assets under management	$11.4	$8.0	42.5%

	Twelve Months Ended December 31,		% Change from December 31,
	2023	2022	2022
Beginning assets under management	$8.0	$7.2	11.1%

Gross client inflows	2.4	2.0	20.0%
Gross client outflows	(0.7)	(0.5)	40.0%
Net client flows	1.7	1.5	13.3%

Market appreciation/(depreciation)	1.7	(0.7)	342.9%
Ending assets under management	$11.4	$8.0	42.5%

Exhibit 9

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended December 31,
	2023	2022
Total AUM as of September 30,	$31.187	$27.403
Discretionary AUM:
Total Discretionary AUM as of September 30,	$20.462	$19.395
New client accounts/assets (1)	0.188	0.220
Closed accounts (2)	(0.103)	(0.031)
Net cash inflow/(outflow) (3)	(0.479)	(0.199)
Non-discretionary to Discretionary AUM (4)	(0.002)	0.054
Market appreciation	1.819	1.412
Change to Discretionary AUM	1.423	1.456
Total Discretionary AUM at December 31,	21.885	20.851
Change to Non-Discretionary AUM (5)	0.671	0.046
Total AUM as of December 31,	$33.281	$28.905

	Twelve Months Ended December 31,
	2023	2022
Total AUM as of January 1,	$28.905	$32.320
Discretionary AUM:
Total Discretionary AUM as of January 1,	$20.851	$25.073
New client accounts/assets (1)	0.339	0.477
Closed accounts (2)	(0.202)	(0.070)
Net cash inflow/(outflow) (3)	(1.272)	(1.832)
Non-discretionary to Discretionary AUM (4)	(0.032)	0.050
Market (depreciation)/appreciation	2.201	(2.847)
Change to Discretionary AUM	1.034	(4.222)
Total Discretionary AUM at December 31,	21.885	20.851
Change to Non-Discretionary AUM (5)	3.342	0.807
Total AUM as of December 31,	$33.281	$28.905

(1)
Represents new account flows from both new and existing client relationships.
(2)
Represents closed accounts of existing client relationships and those that terminated.
(3)
Represents periodic cash flows related to existing accounts.
(4)
Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM.
(5)
Represents the net change to Non-Discretionary AUM.

Exhibit 10

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of December 31, 2023

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	13.0	9.6	13.4	11.7	9.4
Russell 1000 Value Index		11.5	8.9	10.9	8.3	7.6

Small Cap Value Composite	4/1/02	15.6	9.0	11.7	7.4	10.3
Russell 2000 Value Index		14.6	7.9	10.0	6.1	7.9

Smid Cap Value Composite	10/1/05	9.6	6.4	9.6	7.0	9.2
Russell 2500 Value Index		16.0	8.8	10.8	7.1	7.6

Multi Cap Value Composite	7/1/02	12.4	7.1	11.1	8.9	9.4
Russell 3000 Value Index		11.7	8.8	10.8	8.2	8.1

Equity Income Composite	12/1/03	7.0	8.4	9.4	8.7	10.8
Russell 3000 Value Index		11.7	8.8	10.8	8.2	8.2

Focused Value Composite	9/1/04	4.4	2.5	6.6	5.6	9.1
Russell 3000 Value Index		11.7	8.8	10.8	8.2	8.0

Small Cap Opportunity Composite	7/1/04	18.1	5.1	12.6	10.1	10.8
Russell 2000 Index		16.9	2.2	10.0	7.3	8.0

Small Cap Growth Composite	7/1/04	7.5	(1.0)	12.8	12.1	10.5
Russell 2000 Growth Index		18.7	(3.5)	9.2	8.1	8.2

Smid Cap Growth Composite	1/1/06	11.5	(5.3)	14.9	13.7	10.5
Russell 2500 Growth Index		18.9	(2.7)	11.4	10.2	9.2

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.